UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 8, 2012

Cardinal Health, Inc.
(Exact Name of Registrant as Specified in Charter)

Ohio	1-11373	31-0958666
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
7000 Cardinal Place, Dublin, Ohio 43017
(Address of Principal Executive Offices) (Zip Code)
(614) 757-5000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
(a)
On August 8, 2012, the board of directors of Cardinal Health, Inc. ("Cardinal Health") approved an amendment to Section 1.10 of Cardinal Health's Restated Code of Regulations, as amended (the "Regulations"), effective immediately, to set forth a general voting standard for action by shareholders. Under the amendment, except as otherwise expressly provided by law, Cardinal Health's Amended and Restated Articles of Incorporation, as amended, or the Regulations, all matters on which shareholders are entitled to vote will be decided by the majority of votes cast without regard to abstentions. The foregoing description of the Regulations is qualified in its entirety by reference to the Regulations, which are filed as Exhibit 3.2 to this Form 8-K.
Item 8.01.    Other Events.
The following description of Cardinal Health's capital stock is included for the purpose of updating and superseding the description of Cardinal Health's capital stock included in its registration statement on Form 8-A filed with the Securities and Exchange Commission on August 19, 1994 (File No. 001-11373). The description set forth below will be available for incorporation by reference into Cardinal Health's filings under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended.

DESCRIPTION OF CAPITAL STOCK

The following is a summary of Cardinal Health's capital stock. The following summary of the terms of Cardinal Health's capital stock is not meant to be complete and is qualified by reference to Cardinal Health's Amended and Restated Articles of Incorporation, as amended (the "Articles"), and Cardinal Health's Restated Code of Regulations, as amended (the "Regulations").

The Articles authorize Cardinal Health to issue up to 750,000,000 common shares. On June 30, 2012, approximately 343 million common shares were issued and outstanding and approximately 21 million were held in treasury. The Articles also authorize Cardinal Health to issue up to 5,000,000 Class B common shares, none of which are outstanding or reserved for issuance, and 500,000 non-voting preferred shares, none of which are outstanding or reserved for issuance.

From time to time, Cardinal Health may issue additional authorized but unissued common shares for share dividends, stock splits, employee benefit and compensation programs, financing and acquisition transactions, and other general purposes. Those common shares will be available for issuance without action by Cardinal Health's shareholders, unless action by the Cardinal Health shareholders is required by applicable law or the rules of the New York Stock Exchange or any other stock exchange on which common shares may be listed in the future.

Common Shares

All of the outstanding common shares are fully paid and nonassessable. Holders of common shares do not have preemptive rights and have no right to convert their common shares into any other security. All common shares are entitled to participate equally and ratably in dividends, when and as declared by Cardinal Health's board of directors. In the event of the liquidation of Cardinal Health, holders of common shares are entitled to share ratably in assets remaining after payment of all liabilities, subject to prior distribution rights of any preferred shares then outstanding. Holders of common shares are entitled to one vote per share upon all matters on which shareholders are entitled to vote. Holders of Class B common shares (if any are issued in the future) are entitled to one-fifth of one vote per share upon all matters on which shareholders are entitled to vote. Except as otherwise expressly provided by law, the Articles or the Regulations, all matters on which shareholders are entitled to vote will be decided by the majority of votes cast without regard to abstentions. Under certain circumstances, holders of Class B common shares have a right to a separate class vote. Holders of common shares do not have any rights to cumulate votes in the election of directors.

Preferred Shares

No shares of non-voting preferred shares are currently outstanding. Under the Articles, Cardinal Health's board of directors, without further action by its shareholders, is authorized to issue up to 500,000 non-voting preferred shares, without par value, in one or more series and to fix the designation, preferences, limitations and relative or other rights thereof, including the designation and authorized number of shares constituting each series, dividend rights, redemption rights, conversion rights and liquidation price. The issuance of preferred shares could adversely affect the holders of common shares. The issuance of preferred shares could also have the effect, under certain circumstances, of delaying, deferring or preventing a change of control of Cardinal Health.

Board of Directors

Cardinal Health's board of directors currently consists of twelve members. The Regulations provide that the number of directors may be increased or decreased by action of the board of directors, but in no case may the number of directors be fewer than nine or more than sixteen without an amendment approved by the affirmative vote of the holders of shares representing not less than a majority of the voting power with respect to that amendment. The board of directors may fill any vacancy with a person who will serve until the shareholders hold an election to fill the vacancy. Each director serves until the next annual meeting of shareholders and until his or her successor is duly elected and qualified. In uncontested elections of directors, as defined in the Articles, directors are elected by a majority of the votes cast; director elections other than uncontested elections are governed by a plurality voting standard.

Anti-takeover Protections

The following summarizes Chapter 1704 of the Ohio Revised Code which may have the effect of prohibiting, raising the costs of, or otherwise impeding, a change of control of Cardinal Health, whether by merger, consolidation or sale of assets or stock (by tender offer or otherwise), or by other methods. Chapter 1704 provides generally that any person who acquires 10% or more of a corporation's voting stock (thereby becoming an “interested shareholder”) may not engage in a wide range of “business combinations” with the corporation for a period of three years following the date the person became an interested shareholder, unless the directors of the corporation have approved the transactions or the interested shareholder's acquisition of shares of the corporation, in either case, prior to the date the interested shareholder became an interested shareholder of the corporation. These restrictions on interested shareholders do not apply under certain circumstances, including when a person becomes an “interested shareholder” only because a corporation has repurchased some of its voting stock.

Transfer Agent and Registrar

The transfer agent and registrar for the common shares is Computershare Trust Company, N.A., Providence, Rhode Island.

Item 9.01.    Financial Statements and Exhibits.
(d)  Exhibits.

3.2	Cardinal Health, Inc. Restated Code of Regulations, as amended

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cardinal Health, Inc. (Registrant)

Date: August 10, 2012	By:	/s/ Craig S. Morford
Name: Craig S. Morford
Title: Chief Legal and Compliance Officer

EXHIBIT INDEX

3.2	Cardinal Health, Inc. Restated Code of Regulations, as amended